UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2026
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5775 N. Sam Houston Parkway W., Suite 400 Houston, TX, 77086
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On August 18, 2026, the Puerto Rico Electric Power Authority (“PREPA”) delivered formal notice of termination of the Power Purchase and Operating Agreement, Contract No. 2026-P00107, dated June 10, 2026 (the “PPOA”), effective immediately. Flotek Industries, Inc. (the “Company”) had been assigned certain contractual responsibilities under the PPOA previously held by Enchanted Rock, LLC, with PREPA’s consent on July 31, 2026 (as previously disclosed, the “PREPA Contract”).
PREPA’s notice states that it is terminating the PPOA on two independent grounds: (i) an event of default based on the consortium’s failure to furnish the required performance security within the contractually required timeframe and (ii) compliance with the Financial Oversight and Management Board for Puerto Rico’s (the “Oversight Board”) formal revocation of approval of the PPOA and express direction to PREPA to terminate the contract.
As previously disclosed in the Company’s Current Reports on Form 8-K filed on August 3, 2026 and August 18, 2026, the Company had entered into a 10-year agreement to support natural gas-fired grid enhancement initiatives for PREPA. Under the PREPA Contract, the Company expected to deploy up to six pairs of smart conditioning and distribution skids as components of its proprietary PWRtek platform, along with up to 40 MW of primary power generation capacity, as part of a 400 MW natural gas-fired power generation project. At full deployment, annual revenue under the PREPA Contract was expected to total approximately $40 million, with a potential 10-year revenue backlog of approximately $400 million.
The Company did not generate any revenue or receive any payments under the PREPA Contract and had not commenced deployment of equipment. The termination does not affect the Company’s previously issued 2026 financial guidance, which did not include any potential contribution from the PREPA Contract.
Forward-Looking Statements
Certain statements set forth in this Current Report on Form 8-K constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements include, without limitation, statements regarding the Company’s business, financial condition, results of operations and prospects, as well as statements regarding the expected revenues to be received under the PREPA Contract, the total term of the PREPA Contract, the timing of the scaling and deployment of the equipment under the PREPA Contract, the total power capacity and operating performance of the equipment once deployed, the Company’s ability to perform under and satisfy the terms and conditions of the PREPA Contract, and the potential outcomes of the developments described herein. Words such as “will,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Although forward-looking statements in this report reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q (including, without limitation, in the “Risk Factors” sections thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: August 19, 2026	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer